UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2015 (November 19, 2015)

Date of Report (Date of earliest event reported)

ZERO GRAVITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-55345	46-1779352

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 NW Spanish River Boulevard Suite 101 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 416-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report on Form 8-K, all references to “we,” “us,” “our,” “ZGSI” or the “Company” refer to the Registrant, Zero Gravity Solutions, Inc.

Item 1.01 Entry into a Material Definitive Agreement

On November 19, 2015, the Company closed an initial tranche of $3.0 million of the Company’s Units in an exempt private placement transaction with several accredited investors (“Private Placement”). The purchase price for each Unit in the Private Placement is $1.25 and consists of one share of common stock and a five-year warrant to purchase one share of common stock at $2.00 per share. The investors in the Private Placement were granted certain piggyback registration rights which, if exercised, would require the Company to register the investors’ shares of common stock and shares of common stock underlying the warrants.

The sale of the securities in this Private Placement was made pursuant to Subscription Agreements for the Purchase of Securities dated as of November 19, 2015 by and among the Company and the investors, the form of which is attached as Exhibit 10.1. The form of Piggyback Registration Rights Agreement is attached as Exhibit 10.2 and the form of Warrant issued to the investors is attached hereto as Exhibit 10.3.

The foregoing is only a brief description of the material terms of the Private Placement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of agreements referenced above and filed herewith.

The Company intends to use the proceeds from the Private Placement to fund build-out of infrastructure supporting rollout of the Company’s commercial products, on-going academic and scientific studies being conducted both on the International Space Station and on Earth and development costs, transaction costs working capital and general corporate purposes.

Pursuant to Rule 135, this Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities

The information pertaining to the sales of the Units in Item 1.01 is incorporated herein by reference in its entirety. The Company has sold the Units in a private placement in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder since, among other things, the above transaction did not involve a public offering. Additionally, the Company relied on similar exemptions under applicable state laws. The investors in the Offering had access to information about the Company and their investments, took the Units for investment and not resale, and the Company took appropriate measures to restrict the transfer of the Units and the underlying securities. Upon issuance, the resale of the Units and/or the underlying securities will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01 Other Events

On November 20, 2015, the Company issued a press release titled “Zero Gravity Solutions, Inc. Closes $3 million First Tranche of Equity Private Placement.” A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Subscription Agreement for the Purchase of Securities
10.2	Form of Piggyback Registration Rights Agreement
10.3	Form of Warrant
99.1	Press Release titled “Zero Gravity Solutions, Inc. Closes $3 million First Tranche of Equity Private Placement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zero Gravity Solutions, Inc.

Date: November 20, 2015	By:	/s/ Glenn Stinebaugh
Glenn Stinebaugh
Chief Executive Officer